                                                                                Exhibit j-7
     Monthly Cost and Quality of Fuels for Electric Plants
     FERC 429 Facsimile
01   Company-Plant Code       13433-1619
02   Month & Year of Report   09/96
03   Reporting Company        New England Electric
04   Page Number              1
05   Plant Name               Brayton Point
06   Plant Location           Brayton Point Road, Somerset, MA 02726
07   Person to be Contacted   Fuel Dept.
     Concerning Data          Coal Group
     Entered on this Form     25 Research Drive, Westboro, MA 01582
08   Telephone Number         508-389-3029 / 508-389-3227
09   Signature of Official
     Submitting this Report   Diane M. Healey
10   Title                    Associate Fuel Analyst
11   Date Report Completed    November 8, 1996
     Purchases           Coal Mines Only                              Source Data
     ---------     --------------------------  -------------------------------------------------------
                                                               Quality as Received
         Cont   Fuel      Coal State County            Originating    Quantity    ------------------- Purch Price
    Type Expir  Type Type Dist Abbr  No      Location  Received BTU   Sulfur Ash  Cents/MMBT
                                                         (1)    (2)    (3)   (4)
    ---- -----  ---- ---- ---- ----- ------            -----------    --------   ---   ------    ---- -----------
12  C  3/98    BIT    S    45   999   999 CERREJON CNTRL     23.1      12109      0.46         4.87         164.76
13  C  12/96   BIT    S    45   IMP   999 EL CERREJON        38.7      12070      0.61         5.67         187.33
14  C  06/98   BIT    S    8    WV    045 HOBET              74.3      12186      0.75        11.65         169.03
15  C  08/97   BIT    U    50   IM    999 NORTE DE SANTAN    28.3      12984      0.71         6.23         162.18
16  C  03/98   BIT    U    8    KY    159 PONTIKI            29.8      12686      0.61         7.55         175.01
17  C  05/98   BIT    S    8    WV    39  SAMPLES            41.9      12267      0.69        11.48         165.83
18  C  12/96   BIT    U    8    WV    59  WINIFREDE           9.8      12771      0.46         7.44         173.07


COAL PRICES REPORTED EXCLUDE $4,490,455.19 PAID TO NEEI FOR COAL DELIVERED TO BRAYTON POINT AND SALEM HARBOR.


(1) Coal = 1,000 tons    (2) Coal per lb       (3) and (4)  Percent
    Oil =  1,000 bbls        Oil per gal
    Gas =  1,000 Mcf         Gas per cu ft

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